SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            -----------------------


                                    FORM 8-K

                                 CURRENT REPORT

                            -----------------------


                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): December 30, 1998


                                  TIFFANY & CO.

             (Exact name of Registrant as specified in its charter)



Delaware                       1-9494                       13-3228013
(State or other jurisdiction   (Commission                  (I.R.S. Employer
of incorporation)              File Number)                 Identification
                                                            Number)


                   727 Fifth Avenue, New York, New York 10022
              (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (212) 755-8000

Item 5. Other Events.

On December 30, 1998, Registrant entered into and consummated a series of Note Purchase Agreements with each of ten institutional purchasers. As a result, Registrant issued its 6.90% Series A Senior Notes due December 30, 2008 for an aggregate principal amount of $60,000,000, and its 7.05% Series B Senior Notes due December 30, 2010 for an aggregate principal amount of $40,000,000. These transactions were privately arranged. The proceeds from the issuance of Registrant's Senior Notes will be used by Registrant's affiliated companies as working capital and to refinance a portion of outstanding short-term indebtedness under Registrant's existing revolving credit facility.


                                        TIFFANY & CO.

                                        BY: /s/ James N. Fernandez
                                        --------------------------
                                        James N. Fernandez
                                        Executive Vice President
Date: December 30, 1998                 and Chief Financial Officer